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                                                                  EXHIBIT (j)(2)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated October 6, 1999, relating to the financial statements and financial highlights of Van Kampen Emerging Growth Fund, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Auditors" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
September 22, 2000